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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57413, 333-64505. and 333-73055) of Condor
Technology Solutions, Inc. of our report dated February 5, 1999, relating to the consolidated financial statements of Condor Technology Solutions, Inc. appearing on page 21 of this Annual Report on Form 10-K.

PricewaterhouseCoopers  LLP


McLean, VA
March 17, 1999